UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) September 14, 2006
                                                        ------------------

                               ESCALA GROUP, INC.
                               ------------------
               (Exact Name of Registrant as Specified in Charter)


           Delaware                      1-11988                22-2365834
           --------                      -------                ----------
(State or other jurisdiction of        (Commission            (I.R.S. employer
 incorporation or organization)        file number)          identification no.)

                                623 Fifth Avenue
                            New York, New York 10022
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                                 (212) 421-9400
                                 --------------
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

     On September 14, 2006, the Company filed a Form 12b-25 with the Securities and Exchange Commission which contained the following information:

     "The Company's management and Board of Directors have agreed to a plan to discontinue the Company's stamp supply businesses that were previously selling to Afinsa, the Company's major customer and majority shareholder. Accordingly, the Company has segregated such operating results, assets and liabilities from its continuing operations and intends to classify them as discontinued operations in its consolidated financial statements for all periods to be presented. As a result of the shutdown, the Company reduced its workforce related to these businesses and expects to write-off certain assets related to its stamp supply operations. The Company expects to record charges in the fourth quarter of its fiscal year ended June 30, 2006 of approximately $2.6 million for severance benefits and professional fees, and approximately $11.2 million to write-off related party accounts receivable from Afinsa. Further resulting from its lost relationship with Afinsa, which was a major supplier of philatelic material to the Spanish stamp market and a major sales channel for the Company's Collectibles segment, the Company expects to record a write-down of approximately $15.6 million to state its inventory at current fair market value as of June 30, 2006. Each of these amounts is expected to be recorded as discontinued operations in the Company's consolidated financial statements for the year ended June 30, 2006. The Company's consolidated statement operations and cash flows for the year ended June 30, 2005 and 2004 will also be reclassified to give effect to the above-mentioned discontinued operations."

     "In addition, in the fourth quarter of its fiscal year ended June 30, 2006, the Company expects to record an approximately $12.5 million charge in its continuing operations, related to the impairment of goodwill and intangible assets in its collectibles segment. As a result of its cessation of business with Afinsa, the Company's estimates of future cash flows no longer support a fair value that is excess of the segment's book value."

     "The Company cannot make a reasonable estimate of its results of operations for the year ended June 30, 2006 because (1) the Audit Committee of the Board of Directors has not yet completed its review of the Company's dealings with Afinsa and therefore the Company cannot assess the impact of the results of such review, and (2) the Company is still evaluating the impact of applying Statement of Financial Accounting Standards ("SFAS") No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets."

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: September 15, 2006


                                        ESCALA GROUP INC.



                                        By: /s/ Matthew Walsh
                                        ---------------------
                                        Name:  Matthew Walsh
                                        Title: Chief Financial Officer and
                                               Executive Vice President